SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Check the appropriate box:

___  Preliminary Information Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
_X_  Definitive Information Statement

                      DATALINK SYSTEMS CORPORATION
             (Name of Registrant as Specified in Its Charter)
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                         DATALINK SYSTEMS CORPORATION
                         1735 Technology Way, Suite 790
                           San Jose, California  95110
                                (408) 367-1700
                         -------------------------------
                              INFORMATION STATEMENT
                         -------------------------------

                   ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF
                         SPECIAL MEETING OF SHAREHOLDERS

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                         REQUESTED NOT TO SEND US A PROXY
                         -------------------------------

     This Information Statement will be first sent or given to shareholders of Datalink Systems Corporation (the "Company") on or about November 24, 1997, in connection with the action which will be taken pursuant to the consent of shareholders of approximately 50.26% of the Company's outstanding stock by written consent in lieu of holding a special meeting of shareholders on November 3, 1997.

     On November 3, 1997, shareholders holding 9,640,500 shares of the Company's $.001 par value common stock (the "Common Stock"), signed written consents approving an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 80,000,000 shares. On November 3, 1997, there were 19,182,925 shares of Common Stock issued and outstanding.

     Pursuant to the provisions of the Delaware General Business Corporation Law, any action which can be taken at a meeting of shareholders may be taken without a meeting if written consents thereto are signed by shareholders holding at least a majority of the voting power. Such consents have been executed by shareholders holding 50.26% of the voting power of the Company's shareholders.

     Rule 14c-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, requires that the Company prepare an Information Statement containing certain information related to the action approved by written consent of a majority of the voting power, and to mail the information statement to the Company's shareholders at least 20 calendar days prior to the date on which the corporate action is taken.

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding, considered as a single class, is required for the approval of the amendment to the Company's Certificate of Incorporation.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of November 3, 1997, as to the shares of the Common Stock beneficially owned by each person who is the beneficial owner of more than five percent (5%) of the Company's Common Stock, each of the Company's Directors and by all of the Company's Directors and Executive Officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.
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                                    Amount and
  Name and Address                 Nature of Bene-
Of Beneficial Owner               ficial Ownership        Percent of Class
-------------------               ----------------        ----------------
Anthony LaPine                     2,950,000(1)                14.7%
2105 Hamilton Avenue, Suite 240
San Jose, California  95125

Nicholas Miller                    2,933,333(2)                14.8%
1590-1500 West Georgia Street
Vancouver, B.C.
Canada  V6G 2Z6

Melanor Ltd.                       1,057,833                    5.5%
c/o George Davis Law Corp.
1100-100 Park Royal South
West Vancouver, B.C.
Canada  V7T 1A2

Medan Ltd.                         1,041,667                    5.4%
c/o George Davis Law Corp.
1100-100 Park Royal South
West Vancouver, B.C.
Canada  V7T 1A2

Peter A. Allard                    2,249,167(3)                16.1%
Seawatch, The Garden
St. James, Barbados
British West Indies

Commonwealth Associates            1,000,000                    5.2%
830 Third Avenue
New York, NY 10022

All Officers and Directors         5,883,333(1)(2)             28.2%
as a Group (3 Persons)
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(1)  Includes 700,000 shares underlying currently exercisable options held by
Mr. LaPine and 250,000 shares underlying currently exercisable options held by Mr. LaPine's wife, Pamela LaPine.

(2) Includes 700,000 shares underlying currently exercisable options held by Mr. Miller, 150,000 shares held by Arundel Holdings, a company owned by Mr. Miller and his wife, and 937,500 shares held by Mr. Miller's wife, Linda Fraser.

(3) Includes 1,000,000 shares underlying warrants held by Mr. Allard, and 100,000 shares held by Euphemia Trust.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

     In October 1997, the Board of Directors unanimously approved and proposed for stockholder approval an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 50,000,000 to 80,000,000 shares. On November 3, 1997, shareholders holding 9,640,500 shares of the Company's Common Stock, or 50.26% of the shares then outstanding, signed shareholder consent minutes which approved the increase in authorized Common Stock from 50,000,000 to 80,000,000 shares. This approval was a condition to
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closing the recent public offering.  The Company's Certificate of
Incorporation currently authorizes the issuance of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of November 5, 1997, 20,182,925 shares of the Company's Common Stock were issued and outstanding, 3,000,000 shares of Common Stock were reserved for issuance under the Company's Stock Option Plan, and 1,000,000 shares were reserved for issuance upon the exercise of outstanding warrants held by Peter Allard.

     On November 5, 1997, the Company completed a private offering of 68.5 Units, where each Unit consisted of 40,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") and warrants to purchase 200,000 shares of Common Stock at $.50 per share. Each share of Preferred Stock is convertible into 10 shares of Common Stock. Therefore, there are 27,400,000 shares issuable upon conversion of the Preferred Stock and 13,700,000 shares issuable upon exercise of warrants sold in the private offering. In addition, the Placement Agent for the private offering was issued warrants to purchase 8,243,826 shares of Common Stock.

     On the closing of the private offering, the Company also issued to Anthony LaPine and Nicholas Miller warrants to purchase 2,000,000 shares each at a price of $.375 per share.

     The sum of the 20,182,925 shares outstanding and the 27,400,000 shares issuable upon conversion of the Preferred Stock and 29,943,826 shares issuable upon exercise of outstanding options and warrants exceeds the 50,000,000 shares of Common Stock currently authorized by 27,536,751 shares. The Certificate of Incorporation must be amended to increase the authorized Common Stock sufficiently to allow for the reservation of all 27,536,751 shares before such shares can be issued. After giving effect to the increase, the Company will have 2,463,249 shares of unissued and unreserved shares of Common Stock available of issuance in the future.

     The Board believes that the additional shares of Common Stock resulting from the amendment to the Certificate of Incorporation should be available for issuance from time to time as may be required for various purposes, including the issuance of Common Stock in connection with financing or acquisition transactions and the issuance or reservation of Common Stock for employee stock options. The Company anticipates that in the future it will consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities. The Board will be able to authorize the issuance of shares for these purposes without the necessity, and related costs and delays, of either calling a special stockholders' meeting or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular instance stockholder approval were required by law, or otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval regardless of whether a sufficient number of shares previously had been authorized. The stockholders of the Company are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares.

     The change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Proxy Statement. However, stockholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove current management. Although the Board currently has no intention of doing so, shares of Common Stock
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could be issued by the Board to dilute the percentage of Common Stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's Common Stock. The Company has no present intention to use the increased authorized Common Stock for anti-takeover purposes.

                     DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                 FOR THE ANNUAL MEETING TO BE HELD IN SEPTEMBER 1998

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in September 1998 must be received at the offices of the Company, Datalink Systems Corporation, 1735 Technology Way, Suite 790, San Jose, California 95110, on or before April 8, 1998, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                      ANTHONY N. LAPINE, PRESIDENT

San Jose, California
November 24, 1997
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